As filed with the Securities and Exchange Commission on November 22, 2004.

Registration No. 333-111974

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ATRIX LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	84-1043826 (I.R.S. Employer Identification Number)

2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Michael R. Duncan
President
ATRIX LABORATORIES, INC.
2579 Midpoint Drive
Fort Collins, Colorado 80525
(970) 482-5868
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Ora T. Fisher, Esq.
Nicholas S. O’Keefe, Esq.
Latham & Watkins LLP
135 Commonwealth Dr.
Menlo Park, California 94025
(650) 328-4600

REMOVAL OF SECURITIES FROM REGISTRATION

     We previously registered pursuant to the Registration Statement on Form S-3, as amended (Registration No. 333-111974), declared effective by the Securities and Exchange Commission on February 2, 2004 (the “Registration Statement”), up to $150,000,000 aggregate amount of our common stock, $0.001 par value per share, preferred stock, $0.001 par value per share, and debt securities (collectively, the “Securities”). No Securities have been issued under this Registration Statement.

     On November 19, 2004, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 14, 2004, by and among the Registrant, QLT Inc. and Aspen Acquisition Corp., a wholly-owned subsidiary of QLT Inc., Aspen Acquisition Corp. merged with and into the Registrant, and the Registrant became a wholly-owned subsidiary of QLT Inc. Each share of the Registrant’s Common Stock outstanding immediately prior to the effective time of the merger was converted into the right to receive one QLT common share and US$14.61 in cash, without interest. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the Securities that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Collins, State of Colorado, on November 22, 2004.

ATRIX LABORATORIES, INC.
By:	/s/ Michael R. Duncan
Michael R. Duncan
President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Michael R. Duncan Michael R. Duncan	President (Principal Executive Officer) and Director	November 22, 2004
/s/ Gregory A. Gould Gregory A. Gould	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 22, 2004
/s/ Paul J. Hastings Paul J. Hastings	Director	November 22, 2004
/s/ Eric Dadey Eric Dadey	Director	November 22, 2004

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